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                                                                      Exhibit 21



                            SUBSIDIARIES OF ALLEGHANY

Chicago Title and Trust Company (Illinois)
    Chicago Title Insurance Company (Missouri)
          Alexander Title Agency, Inc. (Virginia)
          CATCO, Inc. (Oklahoma - 50%)
          Chicago Title Company (California)
                 Tri-Safe, Inc. (California - 25%)
          Chicago Title Company of Alameda County
            (California - 80%)
          Chicago Title Insurance Company of Puerto Rico
            (Puerto Rico - 99.2%)
          Creative Land Services, Inc. (Minnesota)
          CTOA, Inc. (Texas)
          Johnson County Title Company (Kansas)
          Liberty Title Company (Minnesota)
          Liberty Escrow Services Company (Minnesota)
          McHenry County Title Company (Illinois)
          Meade Title Agency, Inc. (Ohio)
          Service Title of Virginia, Inc. (Virginia - 30%)
          Joint Title Plants and Associations
                 CTP, Inc. (Florida - 16%)
                 Dallas Seven Index, Inc. (Texas - 14%)
                 SKLD, Inc. (Colorado - 12.91%)
                 Title Data, Inc. (Texas - 6.25%)
                 Diversified Information Services Corporation (Arizona) Spring Services Corporation (California)
                 Spring Services Texas, Inc. (Texas)
          TPO, Inc. (Oklahoma)
          Title and Trust Company (Idaho)
          The Title Guarantee Company (Maryland)
          Maryland Escrow, Inc. (Maryland)
          Baton Rouge Title Company, Inc. (Louisiana)
          The Title Company of Canada, Ltd.
    Heritage American Insurance Services, Inc. (California)
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    Chicago Title and Trust Company Foundation (Illinois)(1)
    Title Accounting Services Corporation (Illinois)
    Iowa Land Services Corporation (Iowa)
    LC Investment Corporation (Indiana)
          The Lake County Trust Company (Indiana)
    Chicago Technology Services Corporation (Illinois)
          RealInfo, Inc. (Illinois LLC - 50%)
    Ticor Financial Company (California)
    Chicago Title Agency of Central Ohio (Ohio)
    Decator Title Company (Illinois LLC - 60%)
    National Flood Information Services, Inc. (Delaware)
    Credit Data Reporting Services, Inc. (New York)
    TT Acquisition Corp. (Texas)
    Alleghany Asset Management, Inc. (Delaware)
          Montag & Caldwell Associates, Inc. (Georgia)
                 Montag & Caldwell Inc. (Georgia)
          Chicago Deferred Exchange Corporation (Illinois)
          The Chicago Trust Company (Illinois)
    Security Union Title Insurance Company (California)
          Charter Title Company (California)
          Land Escrow and Safe Deposit Company (California)
          Land Title of Pierce County (Washington)
          Los Angeles Escrow Company (California)
          Merchants Title Company (California)
          Northwest Equities, Inc. (Texas)
                 Guardian Title Company of Houston (Texas)
          RJW Development Company (New Jersey)
          Chicago Title Insurance Company of Oregon (Oregon)
                 Real Estate Exchange, Inc. (Oregon)
          Security Trust Company (California)
          Southern California Escrow Company (California)
          Title-Tax, Inc. (California)
    Ticor Title Insurance Company (California)
          Commonwealth Title Co. (Washington)
          Ticor Title Guarantee Company (New York)
          Washington Title Company (Washington)
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   (1)    A charitable foundation in which Chicago Title and Trust Company possesses no ownership interest.


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Alleghany Properties, Inc. (Delaware)
    Sacramento Properties Holdings, Inc. (California)
Superior California Insurance Agency (California)
Alleghany Funding Corporation (Delaware)
Alleghany Capital Corporation (Delaware)
Mineral Holdings Inc. (Delaware - 93.8%)
    World Minerals Inc. (Delaware)
          Advanced Minerals Corporation (Delaware)
          Celite Corporation (Delaware)
                 Celite Europe Corporation (Delaware)
                 Celite France, S.A. (France)
                 Celite Italiana S.r.L. (Italy)
                 Celite Hispanica, S.A. (Spain)
                 Celite (U.K.) Limited (United Kingdom)
                 Celite Canada Inc. (Canada)
                 Celite Island, h.f. (Iceland)
                 Kisilidjan, h.f. (Iceland - 48.56%)
                 Celite Mexico S.A. de C.V. (Mexico)
                 Almeria, S.A. de C.V. (Mexico)
                 Diatomita San Nicolas, S.A. de C.V. (Mexico)
                 Celite Pacific Limited (Hong Kong)
                 Celite China Inc. (Delaware)
                                   Linjiang Celite Diatomite Company Ltd.
                                     (China 70%)
                 Celite Jilin, Inc. (Delaware)
                                   Changbai Celite Diatomite Company Limited
                                     (China 65%)
                 Celite Minerals China Corporation (Delaware)
                                   Linjiang Lin-Lin Celite Diatomite Company
                                     Limited (China 70%)
                 Celite Chile S.A. (Chile)
                 Celite Korea Ltd. (South Korea)
                 Celite do Brasil Ltda. (Brazil)
          Harborlite Corporation (Delaware)
                 Perlite, Inc. (Delaware)
                 Harborlite (U.K.) Limited (United Kingdom)
                 Harborlite France (France)
                 Harborlite Europe B.V. (Amsterdam, the Netherlands) Harborlite Aegean Endustri Mineralleri-Sanai, a.s.
                   (Turkey)


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          Europerlite Acquisition Corp. (Delaware)
                 Europerlita Espanola, S.A. (Spain)
                       Europerlita, S.A. (Spain)
                 Europerlite Italiana, S.p.A. (Italy)
Bibb Steel and Supply Company (Delaware)
MSL Property Holdings, Inc. (Delaware)
MSL Capital Recovery Corp. (Delaware)
    J & E Corporation (Tennessee)
URC Holdings Corp. (Delaware - 96.8%)
    Underwriters Reinsurance Company (New Hampshire)
          Commercial Underwriters Insurance Company (California)
          Underwriters Insurance Company (Nebraska)
    URC Risk Managers, Inc. (Delaware)
    The Underwriting Center, Inc. (Delaware)
          The Underwriting Center of Georgia, Inc. (Georgia)
    URC International, Inc. (Barbados)



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